UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 9, 2020

Centric Brands Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-18926	11-2928178
(Commission File Number)	(IRS Employer Identification No.)

350 5th Avenue, 6th Floor, New York, New York	10118
(Address of Principal Executive Offices)	(Zip Code)

(646) 582-6000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	CTRCQ	OTC Pink Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

As previously disclosed, on May 18, 2020, the Company and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Centric Brands Inc., et al., No. 20-22637 (SHL). On May 29, 2020, the Debtors filed a proposed joint plan of reorganization, which plan was subsequently amended multiple times, and ultimately filed as the Fifth Amended Joint Chapter 11 Plan of Reorganization of Centric Brands Inc., et al. Pursuant to Chapter 11 of the Bankruptcy Code (the “Plan”). On September 21, 2020, the Bankruptcy Court entered an order (as it may be amended, supplemented or otherwise modified from time to time, the “Confirmation Order”) approving and confirming the Plan. Capitalized terms used but not defined in this report on Form 8-K shall have the meanings given to them in the Confirmation Order and the Plan.

The Plan became effective on October 9, 2020 (the “Effective Date”) in accordance with its terms, and the Debtors emerged from the Chapter 11 Cases. As part of the transactions undertaken pursuant to the Plan (the “Transactions”), the Debtors were reorganized and Centric Brands Inc. was converted into Centric Brands LLC, a Delaware limited liability company (“Reorganized Centric”) and all of the shares of common stock of Centric Brands Inc. outstanding immediately prior to the Effective Date were cancelled, discharged and of no force and effect.

Item 1.01 Entry into a Material Definitive Agreement.

The information included in Item 1.03 herein is incorporated by reference in this Item 1.01.

Item 1.02 Termination of a Material Definitive Agreement.

Prepetition Indebtedness

Pursuant to the Plan, on the Effective Date, the obligations of the Debtors under (a) that certain First Lien Credit Agreement, dated as of October 29, 2018 (as amended by (i) that certain Amendment No. 1 and Waiver to Credit Agreement, dated as of April 17, 2019, (ii) that certain Amendment No. 2 and Waiver to Credit Agreement, dated as of April 20, 2020 and (iii) that certain Amendment No. 3 and Waiver to Credit Agreement, dated as of May 11, 2020), by and among the Company (f/k/a Differential Brands Group Inc.), as borrower, the lenders from time to time party thereto, the First Lien Revolving Agent, the First Lien Term Loan Agent and HPS Investment Partners, LLC, as documentation agent, (b) that certain Second Lien Credit Agreement dated as of October 29, 2018 (as amended, by (i) that certain Amendment No. 1 and Waiver to Credit Agreement, dated as of April 17, 2019, (ii) that certain Amendment No. 2 and Waiver to Credit Agreement, dated as of April 20, 2020 and (iii) that certain Amendment No. 3 and Waiver to Credit Agreement, dated as of May 11, 2020) by and among the Company (f/k/a Differential Brands Group Inc.), as borrower, the lenders party thereto, and U.S. Bank National Association, as administrative agent and collateral agent, (c) all contracts, instruments, indentures, and other agreements or documents created in connection with those certain Convertible Promissory Notes, dated October 29, 2018, issued by the Company to funds managed by GSO Capital Partners LP and funds managed by Blackstone Tactical Opportunities Advisors L.L.C., (d) all contracts, instruments, indentures, and other agreements or documents created in connection with those certain Subordinated Convertible Promissory Notes, dated January 28, 2016, issued by the Company pursuant to that certain Rollover Agreement, dated as of September 8, 2015 among Joe’s Jeans Inc. and each of the noteholders party thereto, (d) that certain Amended and Restated Purchase and Sale Agreement, dated May 20, 2020, among the Company, as Servicer, certain subsidiaries of the Company, as Originators and Spring Funding, LLC, as Buyer, and (e) that certain Amended and Restated Receivables Purchase Agreement, dated May 20, 2020, among Spring Funding, LLC, as Seller, the Company, as initial Servicer, certain purchasers party thereto, PNC Bank, National Association as Administrative Agent, and PNC Capital Markets LLC, as Structuring Agent, were released and discharged.

Equity Interests

In accordance with the Plan and Confirmation Order, on the Effective Date, all shares of Centric Brands Inc.’s common stock issued and outstanding immediately prior to the Effective Date, and any rights of any holder in respect thereof, were deemed cancelled, discharged and of no further force or effect.

DIP Facilities

On the Effective Date, all holders of Allowed DIP Revolving Loan Claims received the face amount of their Allowed DIP Revolving Loan Claims in indebtedness and letter of credit obligations in the Exit Revolving Facility (as defined below), and the DIP Revolving Loan Documents were deemed canceled, surrendered, and otherwise terminated.

On the Effective Date, holders of Allowed DIP Term Loan Claims received the face amount of their Allowed Term Loan Claims in indebtedness and letter of credit obligations in the Exit Term Facility (as defined below) and the DIP Term Loan Documents were deemed canceled, surrendered, and otherwise terminated.

Item 1.03 Bankruptcy or Receivership.

The information set forth in the explanatory note is incorporated by reference into this Item 1.03.

New Exit Facilities

On the Effective Date, Reorganized Centric entered into that certain new exit term credit agreement (a) by and among Reorganized Centric, as borrower, Ares Capital Corporation as administrative agent (the “Administrative Agent”), ACF Finco I LP as revolving agent and collateral agent (the “Collateral Agent”), HPS Investment Partners, LLC as documentation agent, and the lenders from time to time party thereto  (as so executed and delivered, the “Exit First Lien Credit Agreement”), (b) the Collateral Agreement, among Reorganized Centric and certain of Reorganized Centric’s subsidiaries as Grantors (as defined therein) and the Collateral Agent and (c) the Guaranty Agreement among Reorganized Centric, certain of Reorganized Centric’s subsidiaries as Guarantors (as defined therein) and the Administrative Agent, which Exit First Lien Credit Agreement established (a) a senior secured revolving credit facility (the “Exit Revolving Facility”) in an aggregate committed amount of up to $275,000,000.00 (the loans thereunder, the “Exit Revolving Loans”) and (b) a senior secured first lien term loan facility (“Exit Term Facility”) in an aggregate principal amount of $824,923,865.50 (the loans thereunder, the “Exit Term Loans”).

Reorganized Centric will use the proceeds of the Exit Term Loans to fund fees, costs and expenses incurred in connection with the Exit First Lien Credit Agreement and the Transactions and to finance the repayment, redemption or discharge of, and termination of all obligations and commitments under certain indebtedness of the Debtors. Reorganized Centric will use the proceeds of the Exit Revolving Loans for working capital needs and other general corporate purposes.

New Receivables Facility

On the Effective Date, Reorganized Centric entered into a two-year trade receivables securitization facility (with an option to extend) pursuant to (a) that certain Receivables Credit Agreement among Spring Funding II, LLC, a Delaware limited liability company (“Spring Funding II”), as Borrower, Reorganized Centric, as Master Servicer, Centric Commercial Funding LP, as the Initial Lender, the other Lenders from time to time party thereto and U.S. Bank, National Association, as Administrative Agent (the “Agent”), (b) the Purchase and Sale Agreement among Spring Funding II, as buyer, Reorganized Centric as Master Servicer, and the Sellers (as defined therein) party thereto, (c) the Canadian Purchase and Sale Agreement, among Spring Funding II, as buyer, the Company, as Master Servicer, and Centric Canada Apparel & Accessories ULC as Canadian seller, and (d) the Performance Guaranty, dated on or around the date hereof, by and between Reorganized Centric, as performance guarantor and the Agent, which collectively establish a $425,000,000 revolving trade receivables facility in favor of Spring Funding II, LLC, an indirect subsidiary of Reorganized Centric.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.03 is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the Plan and following the cancellation of Centric Brands Inc.’s outstanding common stock described in this Current Report, on the Effective Date, Reorganized Centric issued new common membership interests (the “Interests”) to holders of allowed First Lien Term Loan Claims and Second Lien Secured Claims. The issuance of the Units was exempt from registration under the Securities Act pursuant to section 1145 of the Bankruptcy Code or another exemption from registration.

Item 3.03 Material Modification to the Rights of Security Holders.

The information in Item 1.03, Item 5.01 and Item 5.03 is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

On the Effective Date, pursuant to the Plan, all equity interests in Centric Brands Inc. outstanding immediately prior to the Effective Date were cancelled, discharged, and of no force and effect. On the Effective Date, pursuant to the Plan, Reorganized Centric issued the Interests to holders of holders of allowed First Lien Term Loan Claims and Second Lien Secured Claims.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to and in accordance with the Plan, on the Effective Date, Marjorie Bowen, Sherman K. Edmiston III, Patrick J. Bartels, William Sweedler, Matthew Eby, Glenn Krevlin, Walter McLallen, and Kent Savage ceased to be directors of the Company (collectively, the “Departing Directors”). Each of the Departing Directors’ decision to resign was not related to a disagreement with the Company over any financial reporting, internal control, accounting or auditing matters. Mitchell Goldstein, Randall Kessler, Vikas Keswani, Kelley Morrell, Robert Petrini, Jason Rabin, and Andrew Sagat were designated as members of the Board of Managers of Reorganized Centric on the Effective Date.

Item 5.03 Amendments to Articles of Incorporation or Bylaws

On the Effective Date, in connection with the implementation of the Plan and pursuant to the Plan, the Company converted from a corporation to a limited liability company by filing a Certificate of Conversion and Certificate of Formation with the Secretary of State of the State of Delaware and adopted a Limited Liability Company Agreement.

Item 8.01 Other Events

Deregistration of Common Stock

In conjunction with its emergence from bankruptcy, Reorganized Centric intends to file post-effective amendments to all of the Company’s currently effective Registration Statements on Form S-8 and to promptly file a Form 15 with the Securities and Exchange Commission (the “SEC”) to deregister its securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and suspend each its reporting obligations under Sections 13(a) and 15(d) of the Exchange Act. Upon the filing of the Form 15, Reorganized Centric’s obligation to file periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be immediately suspended.

Press Release

On the Effective Date, Reorganized Centric issued a press release announcing its emergence from the restructuring process and successful consummation of the Plan. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release of Centric Brands, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTRIC BRANDS INC.

Date: October 13, 2020	By:	/s/ Anurup Pruthi

	Name:	Anurup Pruthi

	Title:	Chief Financial Officer